Exhibit 99.1


                       Actuant Reports Record 2006 Results


    MILWAUKEE--(BUSINESS WIRE)--Sept. 27, 2006--Actuant Corporation (NYSE:ATU) today announced record sales and earnings for its fourth quarter and fiscal year ended August 31, 2006. Fourth quarter fiscal 2006 net earnings and diluted earnings per share ("EPS") were $25.2 million and $0.82, respectively, compared to $19.1 million and $0.63, respectively, for the fourth quarter of fiscal 2005. Fiscal 2006 fourth quarter results include a $4.9 million ($4.5 million net of tax, or $0.14 per diluted share) pre-tax charge covering a portion of the Company's previously announced restructuring of its European electrical business, offset by a $5.4 million ($0.17 per diluted share) income tax benefit primarily related to the reversal of a tax valuation allowance for net operating losses. Excluding the restructuring charge and income tax benefit, fourth quarter EPS increased 25% to $0.79 per diluted share year-over-year (see attached reconciliation of earnings).

    Net earnings for fiscal 2006 were $92.6 million, or $3.01 per diluted share, compared to $71.3 million, or $2.42 per diluted share for the prior year. These results include favorable tax reserve adjustments of $0.08 and $0.02 per diluted share in fiscal 2006 and 2005, respectively, as well as the $0.14 per diluted share European Electrical restructuring provision and $0.17 per diluted share tax benefit discussed above. Excluding these items, comparable EPS was $2.90 per diluted share in fiscal 2006, a 21% increase over the $2.40 per diluted share in the prior year.

    Fourth quarter sales increased approximately 21% to $324.6 million compared to $269.4 million in the prior year, driven by strong base business growth and sales from acquired businesses. Excluding foreign currency exchange rate changes and sales from acquired businesses, fourth quarter sales increased approximately 13% from the comparable prior year period. Sales for the fiscal year ended August 31, 2006 were $1.2 billion, approximately 23% higher than the $976 million in the comparable prior year period, reflecting sales volume added through business acquisitions and strong base business growth. Excluding the impact of foreign currency rate changes and sales from acquired businesses, full year sales increased 9% year-over-year.

    Commenting on the results, Robert C. Arzbaecher, Chief Executive Officer, stated, "Actuant finished fiscal 2006 strongly, driving another quarter of significant year-over-year sales and earnings growth. The continued profitable growth in our industrial tools businesses, Enerpac and Hydratight, led the record results. Additionally, as expected, automotive business revenues grew 63% for the quarter on sales related to new convertible model introductions."

    Arzbaecher added, "We are very happy with Actuant's progress in fiscal 2006 as we continued to execute our business model to drive strong cash flow and earnings growth. Our team achieved 9% sales growth excluding currency and acquisitions, deployed approximately $129 million in aggregate on acquisitions that strengthened our existing business, and continued to drive LEAD (Lean Enterprise Across Disciplines) and organizational competency throughout the business. Fiscal 2006's 21% EPS growth was the fifth consecutive year of EPS growth in excess of 15% since Actuant's creation through a spin-off. We were also able to convert those strong earnings into cash, generating over $100 million of cash flow, which was again in excess of net income."

    Regarding the outlook for fiscal 2007, Arzbaecher commented, "We have confidence in our ability to continue to generate solid earnings growth. We are increasing our previous fiscal 2007 guidance, and now are forecasting diluted earnings per share of $3.20-$3.40 on sales of $1.325-$1.345 billion, reflecting the Actown acquisition and current economic environment. Our guidance excludes the remaining $12-15 million of estimated European electrical restructuring costs and future acquisitions. First quarter sales are expected to be in the $325-335 million range, generating EPS of approximately $0.78-$0.81 per diluted share. We believe that the continued consistent execution of our business model will reward shareholders in fiscal 2007 and beyond."

    Net debt at August 31, 2006 was approximately $455 million (gross debt of $480 million less approximately $25 million of cash), compared to $460 million at the beginning of the quarter. The reduction in net debt during the quarter was attributable to fourth quarter cash flow of approximately $29 million, partially offset by the $24 million of borrowings to fund the August 2006 Actown acquisition. Availability under the Company's revolving credit facility remained strong at approximately $170 million as of August 31, 2006.

    Fourth quarter Tools & Supplies segment sales were $209 million, an approximate 20% increase over fiscal 2005. Excluding foreign currency exchange rate changes and sales from acquired businesses, segment sales increased approximately 9% from the comparable prior year period, driven by continued growth in the industrial tools and electrical markets. Fiscal 2006 fourth quarter Engineered Solutions segment sales increased approximately 22% year-over-year to $116 million. Excluding foreign currency exchange rate changes, Engineered Solutions sales increased 20%, driven by the 63% increase in automotive convertible top system sales.

    Year-over-year, Actuant's fiscal 2006 fourth quarter and full fiscal year operating profit increased to $38.2 million and $154.1 million, respectively, including the fourth quarter European Electrical restructuring charge of $4.9 million. Year-over-year fourth quarter operating profit margins expanded from 13.1% to 13.3%, excluding the negative impact of the restructuring charge in fiscal 2006. Tools & Supplies segment margins expanded due to favorable sales mix, increased low cost country sourcing, and lower electrical buyback and reset costs. Fourth quarter Engineered Solutions segment margins declined primarily due to start-up inefficiencies in the automotive business as new platform production ramps up, as well as below average RV margins, partially offset by higher margins in the truck market.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    An investor conference call is scheduled for 11am ET today, September 27, and may be listened to via web cast on Actuant's website at www.actuant.com.

    About Actuant

    Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to over $1 billion and its market capitalization from $113 million to over $1.2 billion. The Company employs a workforce of more than 6,300 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.





                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                             August 31,    August 31,
                                                2006          2005
                                            ------------  ------------

ASSETS
Current assets
   Cash and cash equivalents                    $25,659       $10,356
   Accounts receivable, net                     171,262       131,185
   Inventories, net                             165,760       135,960
   Deferred income taxes                         18,796        14,974
   Other current assets                           9,448         6,838
                                            ------------  ------------
      Total current assets                      390,925       299,313

Property, plant and equipment, net               94,544        83,879
Goodwill                                        505,428       428,285
Other intangible assets, net                    210,899       175,001
Other long-term assets                           11,579         9,857
                                            ------------  ------------

      Total assets                           $1,213,375      $996,335
                                            ============  ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                             $-           $21
   Trade accounts payable                       122,164        89,506
   Accrued compensation and benefits             43,983        32,663
   Income taxes payable                          21,852        15,049
   Current maturities of long-term debt          18,896           136
   Other current liabilities                     57,499        51,360
                                            ------------  ------------
      Total current liabilities                 264,394       188,735

Long-term debt, less current maturities         461,356       442,661
Deferred income taxes                            70,184        58,783
Pension and postretirement benefit accruals      36,606        41,192
Other long-term liabilities                      17,870        20,131

Shareholders' equity
   Capital stock                                  5,460         5,410
   Additional paid-in capital                  (357,509)     (370,875)
   Accumulated other comprehensive income
    (loss)                                       (4,581)      (20,282)
   Restricted stock awards                       (2,844)       (1,452)
   Stock held in trust                           (1,355)       (1,166)
   Deferred compensation liability                1,355         1,166
   Retained earnings                            722,439       632,032
                                            ------------  ------------
      Total shareholders' equity                362,965       244,833
                                            ------------  ------------

Total liabilities and shareholders' equity   $1,213,375      $996,335
                                            ============  ============





                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                          Three Months Ended     Twelve Months Ended
                              August 31,              August 31,
                        ----------------------  ----------------------
                           2006       2005         2006       2005
                        ----------------------  ----------------------

Net sales                 $324,601   $269,389   $1,201,158   $976,066
Cost of products sold      216,530    177,767      796,653    659,591
                        ----------------------  ----------------------
   Gross profit            108,071     91,622      404,505    316,475

Selling, administrative
 and engineering
 expenses                   62,782     54,613      237,868    188,764
Restructuring charge         4,910          -        4,910          -
Amortization of
 intangible assets           2,219      1,744        7,662      5,220
                        ----------------------  ----------------------
   Operating profit         38,160     35,265      154,065    122,491

Financing costs, net         7,209      6,146       26,146     16,927
Other (income) expense,
 net                           389        600        2,070       (144)
                        ----------------------  ----------------------
   Earnings from
    operations before
    income tax expense
    and minority
    interest                30,562     28,519      125,849    105,708

Income tax expense           5,371      9,440       33,386     35,012
Minority interest, net
 of income taxes               (44)       (36)        (125)      (555)
                        ----------------------  ----------------------

Net earnings               $25,235    $19,115      $92,588    $71,251
                        ======================  ======================


Earnings per share
   Basic                     $0.93      $0.71        $3.41      $2.74
   Diluted                    0.82       0.63         3.01       2.42

Weighted average common
 shares outstanding
   Basic                    27,217     26,982       27,130     25,996
   Diluted                  31,619     31,404       31,601     30,443





                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                              Three Months Ended   Twelve Months Ended
                                   August 31,           August 31,
                              ----------------------------------------
                                2006      2005       2006      2005
                              --------- ---------  --------- ---------

Operating Activities
Net earnings                   $25,235   $19,115    $92,588   $71,251
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities:
   Depreciation and
    amortization                 7,851     6,176     27,773    22,421
   Amortization of debt
    discount and debt issuance
    costs                          382       361      1,471     1,297
   Stock-based compensation
    expense                      1,393     1,272      5,041     4,443
   Provision for deferred
    income taxes                (1,960)    4,243     (2,762)    3,767
   Loss/(gain) on disposal of
    assets                         733       241        458        90
   Changes in operating assets
    and liabilities, excluding
    the effects of the
    business acquisitions:
      Accounts receivable       (5,042)    9,676    (27,416)   (2,077)
      Increase in AR
       securitization program    1,856    (1,784)     6,106    19,286
      Inventories               (9,739)    2,467    (17,937)   (3,046)
      Prepaid expenses and
       other assets               (436)      496     (2,163)    3,581
      Trade accounts payable     5,546       604     23,568      (944)
      Income taxes payable         427       436      6,258      (122)
      Reimbursement of tax
       refund to former
       subsidiary                    -         -          -   (15,837)
      Accrued compensation and
       benefits                  1,868       739      8,276     1,490
      Other accrued
       liabilities               4,170     1,035        900    (8,607)
                              --------- ---------  --------- ---------
Net cash provided by operating
 activities                     32,284    45,077    122,161    96,993

Investing Activities
Proceeds from sale of
 property, plant and equipment     898       868      1,487     3,707
Capital expenditures            (4,240)   (3,937)   (19,705)  (15,442)
Cash paid for business
 acquisitions, net of cash
 acquired                      (23,891)   (2,221)  (128,767) (384,176)
                              --------- ---------  --------- ---------
Net cash used in investing
 activities                    (27,233)   (5,290)  (146,985) (395,911)

Financing Activities
Net borrowings (repayments) on
 revolving credit facilities
 and short-term borrowings       1,199   (34,963)    37,680     2,520
Proceeds from issuance of term
 loans                               -         -          -   250,000
Principal payments on term
 loans                            (126)   (1,896)      (126)   (4,941)
Retirement of KCI 10.5% bonds        -         -          -   (82,800)
Debt issuance costs                  -      (244)         -    (2,544)
Net proceeds from Class A
 common stock offering               -        80          -   134,440
Payment of Cash Dividend             -         -     (2,165)        -
Tax benefit from stock-based
 compensation                        3       604      2,152     4,260
Stock option exercises and
 other                             305       183      2,296     2,241
                              --------- ---------  --------- ---------
Net cash provided by (used in)
 financing activities            1,381   (36,236)    39,837   303,176

Effect of exchange rate
 changes on cash                    15       (79)       290        65
                              --------- ---------  --------- ---------
Net increase in cash and cash
 equivalents                     6,447     3,472     15,303     4,323
Cash and cash equivalents -
 beginning of period            19,212     6,884     10,356     6,033
                              --------- ---------  --------- ---------
Cash and cash equivalents -
 end of period                 $25,659   $10,356    $25,659   $10,356
                              ========= =========  ========= =========





ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
  (Dollars in thousands)


                                         FISCAL 2005
                        ---------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ---------------------------------------------
SALES
   TOOLS & SUPPLIES
    SEGMENT             $112,537 $138,546 $158,211 $174,250 $583,544
   ENGINEERED SOLUTIONS
    SEGMENT               87,140   96,721  113,522   95,139  392,522
                        ---------------------------------------------
      TOTAL             $199,677 $235,267 $271,733 $269,389 $976,066
                        =============================================

% SALES GROWTH
   TOOLS & SUPPLIES
    SEGMENT                 16.8%    33.8%    43.9%    63.9%    40.2%
   ENGINEERED SOLUTIONS
    SEGMENT                 24.0%    33.5%    31.2%    16.8%    26.3%
      TOTAL                 19.9%    33.7%    38.3%    43.5%    34.3%

OPERATING PROFIT
   TOOLS & SUPPLIES
    SEGMENT              $17,493  $19,621  $21,924  $28,537  $87,575
   ENGINEERED SOLUTIONS
    SEGMENT               12,080   10,803   16,091   10,792   49,766
   CORPORATE / GENERAL    (3,163)  (3,486)  (4,137)  (4,064) (14,850)
                        ---------------------------------------------
      TOTAL - EXCLUDING
       RESTRUCTURING
       CHARGE            $26,410  $26,938  $33,878  $35,265 $122,491
   RESTRUCTURING CHARGE        -        -        -        -        -
                        ---------------------------------------------
      TOTAL              $26,410  $26,938  $33,878  $35,265 $122,491
                        =============================================

OPERATING PROFIT %
   TOOLS & SUPPLIES
    SEGMENT                 15.5%    14.2%    13.9%    16.4%    15.0%
   ENGINEERED SOLUTIONS
    SEGMENT                 13.9%    11.2%    14.2%    11.3%    12.7%
      TOTAL (INCLUDING
       CORPORATE) -
       EXCLUDING
       RESTRUCTURING
       CHARGE               13.2%    11.4%    12.5%    13.1%    12.5%

EBITDA
   TOOLS & SUPPLIES
    SEGMENT              $19,262  $22,560  $25,619  $31,877  $99,318
   ENGINEERED SOLUTIONS
    SEGMENT               13,384   13,345   18,143   13,150   58,022
   CORPORATE / GENERAL      (919)  (3,308)  (3,871)  (4,186) (12,284)
                        ---------------------------------------------
      TOTAL - EXCLUDING
       RESTRUCTURING
       CHARGE            $31,727  $32,597  $39,891  $40,841 $145,056
   RESTRUCTURING CHARGE        -        -        -        -        -
                        ---------------------------------------------
      TOTAL              $31,727  $32,597  $39,891  $40,841 $145,056
                        =============================================

EBITDA %
   TOOLS & SUPPLIES
    SEGMENT                 17.1%    16.3%    16.2%    18.3%    17.0%
   ENGINEERED SOLUTIONS
    SEGMENT                 15.4%    13.8%    16.0%    13.8%    14.8%
      TOTAL (INCLUDING
       CORPORATE) -
       EXCLUDING
       RESTRUCTURING
       CHARGE               15.9%    13.9%    14.7%    15.2%    14.9%


                                         FISCAL 2006
                       -----------------------------------------------
                          Q1       Q2       Q3       Q4       TOTAL
                       -----------------------------------------------
SALES
   TOOLS & SUPPLIES
    SEGMENT            $181,306 $174,577 $192,580 $208,711   $757,174
   ENGINEERED SOLUTIONS
    SEGMENT             102,570  101,442  124,082  115,890    443,984
                       -----------------------------------------------
      TOTAL            $283,876 $276,019 $316,662 $324,601 $1,201,158
                       ===============================================

% SALES GROWTH
   TOOLS & SUPPLIES
    SEGMENT                61.1%    26.0%    21.7%    19.8%      29.8%
   ENGINEERED SOLUTIONS
    SEGMENT                17.7%     4.9%     9.3%    21.8%      13.1%
      TOTAL                42.2%    17.3%    16.5%    20.5%      23.1%

OPERATING PROFIT
   TOOLS & SUPPLIES
    SEGMENT             $30,416  $27,355  $32,479  $36,991   $127,241
   ENGINEERED SOLUTIONS
    SEGMENT              11,762   11,131   14,342   10,866     48,101
   CORPORATE / GENERAL   (3,967)  (3,632)  (3,981)  (4,787)   (16,367)
                       -----------------------------------------------
      TOTAL - EXCLUDING
       RESTRUCTURING
       CHARGE           $38,211  $34,854  $42,840  $43,070   $158,975
   RESTRUCTURING CHARGE       -        -        -   (4,910)    (4,910)
                       -----------------------------------------------
      TOTAL             $38,211  $34,854  $42,840  $38,160   $154,065
                       ===============================================

OPERATING PROFIT %
   TOOLS & SUPPLIES
    SEGMENT                16.8%    15.7%    16.9%    17.7%      16.8%
   ENGINEERED SOLUTIONS
    SEGMENT                11.5%    11.0%    11.6%     9.4%      10.8%
      TOTAL (INCLUDING
       CORPORATE) -
       EXCLUDING
       RESTRUCTURING
       CHARGE              13.5%    12.6%    13.5%    13.3%      13.2%

EBITDA
   TOOLS & SUPPLIES
    SEGMENT             $33,530  $30,868  $35,395  $41,140   $140,933
   ENGINEERED SOLUTIONS
    SEGMENT              14,105   13,968   17,348   13,879     59,300
   CORPORATE / GENERAL   (3,601)  (3,586)  (3,881)  (4,487)   (15,555)
                       -----------------------------------------------
      TOTAL - EXCLUDING
       RESTRUCTURING
       CHARGE           $44,034  $41,250  $48,862  $50,532   $184,678
   RESTRUCTURING CHARGE       -        -        -   (4,910)    (4,910)
                       -----------------------------------------------
      TOTAL             $44,034  $41,250  $48,862  $45,622   $179,768
                       ===============================================

EBITDA %
   TOOLS & SUPPLIES
    SEGMENT                18.5%    17.7%    18.4%    19.7%      18.6%
   ENGINEERED SOLUTIONS
    SEGMENT                13.8%    13.8%    14.0%    12.0%      13.4%
      TOTAL (INCLUDING
       CORPORATE) -
       EXCLUDING
       RESTRUCTURING
       CHARGE              15.5%    14.9%    15.4%    15.6%      15.4%





ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(Dollars in thousands, except for per share amounts)

                                            FISCAL 2005
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE AND TAX
 ADJUSTMENTS (1)
   NET EARNINGS (GAAP
    MEASURE)                 $16,941 $15,198 $19,997 $19,115  $71,251
      RESTRUCTURING CHARGES,
       NET OF TAX BENEFIT          -       -       -       -        -
      TAX ADJUSTMENTS              -       -    (617)      -     (617)
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)  $16,941 $15,198 $19,380 $19,115  $70,634
                             =========================================

DILUTED EARNINGS PER SHARE
 EXCLUDING RESTRUCTURING
 CHARGE AND TAX ADJUSTMENTS
 (1)
   NET EARNINGS (GAAP
    MEASURE)                   $0.62   $0.52   $0.66   $0.63    $2.42
      RESTRUCTURING CHARGES,
       NET OF TAX BENEFIT          -       -       -       -        -
      TAX ADJUSTMENTS              -       -   (0.02)      -    (0.02)
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)    $0.62   $0.52   $0.64   $0.63    $2.40
                             =========================================

EBITDA (2)
   NET EARNINGS (GAAP
    MEASURE)                 $16,941 $15,198 $19,997 $19,115  $71,251
      FINANCING COSTS, NET     1,938   3,907   4,936   6,146   16,927
      INCOME TAX EXPENSE       8,806   8,022   8,744   9,440   35,012
      DEPRECIATION &
       AMORTIZATION            4,098   5,699   6,448   6,176   22,421
      MINORITY INTEREST, NET
       OF INCOME TAX             (56)   (229)   (234)    (36)    (555)
                             -----------------------------------------
      EBITDA (NON-GAAP
       MEASURE)              $31,727 $32,597 $39,891 $40,841 $145,056
      RESTRUCTURING CHARGE         -       -       -       -        -
                             -----------------------------------------
      EBITDA (NON-GAAP
       MEASURE) - EXCLUDING
       RESTRUCTURING CHARGE  $31,727 $32,597 $39,891 $40,841 $145,056
                             =========================================




                                            FISCAL 2006
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------

NET EARNINGS EXCLUDING
 RESTRUCTURING CHARGE AND
 TAX ADJUSTMENTS (1)
   NET EARNINGS (GAAP
    MEASURE)                 $21,268 $19,298 $26,787 $25,235  $92,588
      RESTRUCTURING CHARGES,
       NET OF $411 TAX
       BENEFIT                     -       -       -   4,499    4,499
      TAX ADJUSTMENTS              -       -  (2,597) (5,374)  (7,971)
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)  $21,268 $19,298 $24,190 $24,360  $89,116
                             =========================================

DILUTED EARNINGS PER SHARE
 EXCLUDING RESTRUCTURING
 CHARGE AND TAX ADJUSTMENTS
 (1)
   NET EARNINGS (GAAP
    MEASURE)                   $0.70   $0.63   $0.86   $0.82    $3.01
      RESTRUCTURING CHARGES,
       NET OF $411 TAX
       BENEFIT                     -       -       -    0.14     0.14
      TAX ADJUSTMENTS              -       -   (0.08)  (0.17)   (0.25)
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)    $0.70   $0.63   $0.78   $0.79    $2.90
                             =========================================

EBITDA (2)
   NET EARNINGS (GAAP
    MEASURE)                 $21,268  19,298  26,787  25,235  $92,588
      FINANCING COSTS, NET     6,067   6,084   6,786   7,209   26,146
      INCOME TAX EXPENSE      10,220   9,159   8,636   5,371   33,386
      DEPRECIATION &
       AMORTIZATION            6,521   6,721   6,680   7,851   27,773
      MINORITY INTEREST, NET
       OF INCOME TAX             (42)    (12)    (27)    (44)    (125)
                             -----------------------------------------
      EBITDA (NON-GAAP
       MEASURE)              $44,034 $41,250 $48,862 $45,622 $179,768
      RESTRUCTURING CHARGE         -       -       -   4,910    4,910
                             -----------------------------------------
      EBITDA (NON-GAAP
       MEASURE) - EXCLUDING
       RESTRUCTURING CHARGE  $44,034 $41,250 $48,862 $50,532 $184,678
                             =========================================




(1) Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2) EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.



    CONTACT: Actuant Corporation
             Andrew Lampereur, 262-373-7401